UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 16, 2005

                                   IPEX, Inc.
             (Exact name of registrant as specified in its charter)



           Nevada                  000-50774                   41-2052984
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

             9255 Towne Centre Drive, Suite 235, San Diego, CA 92121
               (Address of principal executive offices) (zip code)

                                 (858) 720-8000
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                           21 Falcon Avenue, Box 1135
                              Manitouwadge, Ontario
                                 Canada POT 2CO

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On March 17, 2005, Tamarack Ventures, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with AICI, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, Administration for International Credit and Investment, Inc., an Oregon corporation ("AICI"), and the shareholders of AICI (the "AICI Shareholders"). Pursuant to the Agreement, the Company acquired all of the outstanding equity stock of AICI from the AICI Shareholders. As consideration for the acquisition of AICI, the Company agreed to issue 21,875,566 shares of the Company's common stock to the AICI Shareholders. These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. In addition, certain shareholders of the Company cancelled an aggregate of 3,500,000 outstanding shares of the Company's common stock, and such shares were returned to the Company's treasury stock. In connection with the acquisition of AICI, the Company has changed its fiscal year from July 31 to December 31. The Company plans to change its name to IPEX, Inc.

March 2005 Financing

      In connection with the acquisition of AICI, on March 18, 2005, the Company completed a private placement of an aggregate of 3,500,000 shares of common stock, 1,750,000 Series A Warrants and 1,750,000 Series B Warrants to 76 accredited investors for aggregate gross proceeds of $3,500,000. The common stock, Series A and Series B Warrants were sold as Units, with each Unit consisting of two shares of common stock, one Series A Warrant and one Series B Warrant, for a per Unit purchase price of $2.00. Each Series A Warrant entitles the holder to purchase one share of common stock at $1.50 per share, exercisable for a period of five years. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share, exercisable for a period of five years. The private placement was exempt from registration requirements pursuant to Regulation D under the Securities Act of 1933. Each of the investors represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

      The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock and common stock issuable upon exercise of Series A and Series B Warrants, as soon as practicable, but in no event later than 90 days after March 18, 2005. The Company must use its best efforts to have such registration statement declared effective and remain effective until the selling shareholders have sold all their securities which were included in the registration statement or such securities may be sold under Rule 144(k) under the Securities Act of 1933.

      The Series A Warrants are callable by the Company in the event the common stock trades at or above $2.00 for ten consecutive trading days. The Series B Warrants are callable by the Company in the event the common stock trades at or above $2.50 for ten consecutive trading days. However, the Company's right to call the Series A and Series B Warrants are subject to the following conditions:
(1) the Company may not call more than 25% of the warrants during any 30 day period; (2) the Company must simultaneously call all Series A and Series B Warrants on the same terms; and (3) the Company may not call the warrants unless all of the shares of common stock issuable thereunder either (a) are registered pursuant to an effective registration statement or (b) have been disposed of or may be sold under Rule 144(k) under the Securities Act of 1933.

      Except as described below, if at any time until the earlier of (A) the date that 50% of the shares underlying the Company's outstanding Class A and Class B Warrants have been sold by warrant holders or (B) two years after the actual effective date of a registration statement registering the resale of the common stock and common stock issuable upon exercise of warrants, the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for no consideration or for a consideration per share less than the exercise price in effect immediately prior to the time of such issue or sale, then and in each such case the then-existing exercise price, will be reduced to the lowest price per share at which any share of common stock was issued or sold or deemed to be issued or sold. This adjustment will not apply in the case of the issuance of capital stock, options or convertible securities issued to directors, officers, employees or consultants of the Company in connection with their service to the Company, pursuant to an equity compensation program approved by the Company's Board of Directors.

                                BUSINESS OF AICI

Forward-Looking Statements

      The information in this report contains forward-looking statements within the meaning of the Private Securities litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than these statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future operations are forward looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain.

Organizational History

      AICI was incorporated in the State of Oregon on November 23, 1999. From inception until February 2004, AICI had no business operations, other than the Voice over IP patent rights for effecting telecommunication connections for users. The technology is a method for effecting telecommunication connections for users in a telecommunication system having competing rates, wherein the most economical rate is selected for the user. The patent was filed on November 20, 1998 in Germany and was granted on January 31, 2002. The European patent number is EP1131949. An international patent application was filed on November 16, 1999 under the number WO0031954, which was licensed to AICI by Wolfgang Grabher, AICI's majority shareholder, Chairman and principal executive officer. On February 25, 2004 Jupiter Telecom, Inc., California corporation in the business of providing telecommunications services, was merged with and into AICI. AICI was the surviving entity from the merger. Joseph Lyle Putegnat III, AICI's Vice President of Carrier Sales, was a co-founder and the sole shareholder of Jupiter Telecom, Inc. Pursuant to the merger, Mr. Putegnat received 1,286,809 shares of common stock of AICI. The following business description includes the business of AICI and Jupiter Telecom, Inc.

Overview of Business

      AICI operates an electronic platform that directs telecommunication traffic and digital content. Customers and suppliers, consisting primarily of communications service providers, anonymously exchange telecommunications traffic based on route quality and price through a centralized, web accessible database. Customers and suppliers can manage their Voice over Internet Protocol ("VoIP") traffic through access with AICI's web interface. AICI's automated, highly-scalable VoIP routing platform updates routes based on availability, quality and price and executes the capacity request of the orders using software and delivers them through AICI's system. AICI invoices and processes payments for its customer's transactions and offsets credit risk through its credit management programs.

      Through AICI's network, customers and suppliers have access to routes and related information in nearly every country in the world. As of January 31, 2005, AICI had approximately 100 customers and suppliers who signed contracts with AICI to exchange traffic. AICI's VoIP platform does not require a set up fee or minimum revenue per month. The web platform is proprietary and allows an overview of the market instantly and anonymous for all the customers and suppliers for their desired destinations. AICI provides the history of pricing, availability and quality with ratings for their offered routes. AICI's fully VoIP based and web managed routing platform can access a new carrier in less than a few hours since it requires only the IP address of the allocated port. Companies can begin directing traffic on the dynamic and cost efficient platform within minutes.

Industry Overview

Voice Industry

      The voice industry is characterized by changes driven by deregulation in telecommunications markets around the world, an increase in and shift of minutes to wireless and the acceptance of VoIP as an alternative to wireline phone service.

o VoIP. VoIP permits a user to send voice, fax and other information over the Internet, rather than through a regular telephone network system based on switches, commonly referred to as a public switched telephone network, or PSTN. VoIP has been used as a low-cost solution to provide wholesale call completion, or termination, to telecommunications services providers. The low cost of launching a telecommunications business with VoIP, coupled with deregulation in telecommunications markets, has driven fragmentation of communications services markets. VoIP is now being used as a way to provide local and long-distance phone service to consumers and enterprises. Cable companies and VoIP service providers are driving current consumer adoption of VoIP and are expected to capture a significant share of the overall voice market.

o Deregulation. Global deregulation, combined with rapid technological advances, has enabled the emergence of many new communications service providers in dozens of local markets. AICI's management believes that national carriers, in their efforts to remain competitive, are focusing their capital spending on "last-mile" services such as fixed-line, wireless, and cable. Consequently, communications service providers are looking for ways to expand their ability to serve all of their customers' telecommunication needs, while simultaneously reducing the cost of providing international services. Increasingly, the world's carriers are seeking to outsource international voice traffic to efficient VoIP exchanges, such as AICI's exchange, whose inherently lower infrastructure and transport costs improve a carrier's competitiveness and bottom line, without compromising service quality.

The principal benefits of Internet telephony are:

o Cost Advantage from Internet Transport. Traditional voice networks use circuit-switching technology, which establishes dedicated channels between an originating and terminating point for the duration of a call. Physical facilities (typically fiber and associated equipment) are dedicated to voice traffic between switching nodes, regardless of changes in demand. In contrast, Internet telephony is based on packet-switching technology. This technology completes a call by digitizing and dividing a speaker's voice into small packets that travel to their destination along lines carrying packets of other Internet traffic, in much the same way as email travels. Using a network of service facilities connected to the public Internet for transport is less costly than building a dedicated network as calls share the Internet with other traffic.

o Cost Advantage from VoIP traffic exchange. AICI's cost of operating its exchange business is almost entirely software based which does not require maintenance or technicians. As a result, the costs are low and the scalability is very high, allowing AICI to compete with existing exchanges on a much lower cost structure.

o Cost Advantage from Bypass of International Settlement Rates. Traditional international long distance calls are completed through international toll switches that provide access to a terminating network. These networks are often owned by government bodies or telecommunications carriers who charge settlement rates (or tariffs) well in excess of costs. Although these fees are being reduced in many countries as industry deregulation continues, the charges remain significant. Calls routed over the Internet bypass these toll switches, avoiding a significant portion of these fees, which further lowers the cost of completing such calls.

o Positioning for New Services. In contrast to the closed, proprietary structure inherent in a traditional circuit-switched voice network, Internet telephony embraces an open architecture and open standards, which facilitates innovation at lower cost. Traditional voice networks have been designed specifically to provide one basic service, making it difficult and costly to introduce new services over those networks and their proprietary platforms. As data networks convert services into data packets, this allows the exchange of new types of data such as fax, video, IP-television, etc.

Outsourcing Internet Telephony services

      Given the advantages of VoIP, many carriers have begun to carry some portion of their voice traffic over IP networks. Despite the move by some large carriers to develop their own international VoIP infrastructures, carriers have been more interested in outsourcing international traffic to providers such as AICI. Some of the reasons that carriers prefer to outsource international traffic include:

      o the relatively low percentage of revenue that international service represents for many large carriers;

      o the disproportionate cost and complexity of deploying and supporting international service infrastructure as compared with domestic investment opportunities;

      o a hesitation to build new networks and cannibalize traffic from their traditional voice networks;

      o concerns over sufficient in-house VoIP expertise to ensure that voice quality and network reliability are comparable to that of the public-switched telephone network, especially when routing traffic over the Internet versus private networks; and

      o generally reduced capital budgets for network investment of any kind.

      The global communications services industry continues to evolve, providing significant opportunities and creating competitive pressure for market participants. The industry is experiencing significant changes, including the proliferation of wireless and data products and services, increased voice and data volume, declining unit pricing and the emergence of new participants due to deregulation and low-cost technologies. The growth in competition and associated fragmentation along with declining unit pricing and an industry structure that is characterized by high fixed costs have resulted in increased pressure on communications services providers' profitability. Most communications services providers must access other providers' networks to send and receive voice and data traffic. The process of establishing, managing and maintaining these interconnections is labor-intensive, costly, time-consuming and highly negotiated, which leads to higher installation, network management, selling, legal, billing and collection costs, creating the need and demand for a centralized and efficient marketplace.

AICI's Solution

      AICI has created a global market where customers and suppliers, through web access to AICI's platform, inform, route and clear voice calls in a cost and price efficient manner and with superior quality. AICI's proprietary web-based system permits buyers and sellers to transact business in a broad, liquid, open and transparent market, rather than on a one-to-one basis, and incorporates the following attributes:

      Informing. On AICI's platform, customers and suppliers can inform themselves about real time prices and availability of the international wholesale market. They can also see the history and rating of different routes and associated information such as news related to AICI or destination which may be important to a buyer or seller. In the future, a membership system will be created that allows members to rate each other similar to Internet-based markets such as eBay. AICI's members will be able to choose their favorite destinations and receive daily updates via email about the route and new offers so they can react immediately. This information platform will also include a "blacklist" of companies that dispute invoices without reason and regularly pay invoices late in order to help protect the wholesale community.

      Collecting. AICI will soon actively collect IP addresses from IP based phone systems, enterprises, VPNs, ISPs and portals, and VoIP service companies into its database. Through this database, AICI will deliver connectivity between different VoIP networks and is able to deliver calls originated from PSTN networks into the VoIP circle. If the call is routed through AICI's exchange, AICI will be able to credit the receiving party for incoming calls credit since AICI will not have any cost for terminating the call.

      Routing. AICI's software will automatically update routes based on real time information about price, availability and quality that its members accept. Traffic will be automatically routed from the buyer to the seller based on priority. AICI independently monitors and updates the route quality rating of its sellers in real time through software.

      Clearing. AICI manages all clearing, settlement and credit risk.. AICI's customers and suppliers receive a single invoice that reflects the net amount due to or from AICI. AICI also manages the credit risk of transactions executed on its platform through prepayment programs. This enables AICI to pay its sellers regardless of whether payment has been collected from buyers.

Benefits to AICI's Exchange Members

      AICI's platform provides many benefits to customers and suppliers. By informing, routing and clearing voice calls through AICI's platform, buyers and sellers can access multiple buyers and sellers, increase network utilization, achieve better pricing and improve profitability and cash flow by reducing the number of interconnections, reducing selling, legal, billing and collection expenses and eliminating disputes and bad debt. The availability of routes will also increase since AICI's software can handle up to 256 different carriers for one single routing code.

      o Benefits of a single interconnection. By establishing a single interconnection to AICI's platform, communications services providers gain immediate targeted access to and a link with over one hundred buyers and sellers on a dynamic real time basis. This replaces the lengthy, costly and highly negotiated process of searching for and interconnecting to other communications services providers on a one-to-one basis and managing each interconnection on an ongoing basis. Further, by aggregating traffic through a single interconnection to AICI's platform, AICI believes its customers and suppliers can improve their network utilization by increasing the traffic they buy and sell through their existing infrastructure.

      o Benefits of AICI's future exchange platform and dynamic routing. Through AICI's exchange platform, AICI believes its buyers will be able to lower costs at their specified quality criteria for voice calls because buyers will have access to quality and price data of numerous sellers. AICI will eliminate any need for buyers to independently assess the quality of each seller's network by providing a centralized and up-to-date source of quality rating of sellers' routes, enabling buyers to make quality comparisons between routes.

      o Benefits of AICI's clearing and credit risk management features. AICI's settlement procedures are standardized and centralized. AICI handles all invoicing for voice calls and media sold on its platform. Members receive a single payment or invoice from AICI reflecting net buying or selling activity on AICI's exchange. This settlement reduces members' administrative costs and can improve their working capital. AICI manages its credit risk by netting its members' buying and selling activity and prepayment programs. AICI believes its standard settlement terms accelerate the payment and improve cash flow for sellers.

AICI's Strategy

      AICI's mission is to give free access to information and provide a trading platform with easy IP access where digital content can be traded. Key elements of AICI's strategy to expand its voice business are:

      o Increase exchange of anonymous price and capacity information for free. AICI believes its future members will benefit from the exchange of anonymous information about available rates and capacity where buyer and seller can match their terms.

      o Increase participation on AICI's exchange from existing customers and suppliers. AICI believes its customers and suppliers benefit from economies of scale as they send more voice calls through AICI's platform allowing them to further reduce their expenses and reallocate resources.

      o Increase membership on AICI's exchange. AICI intends to continue to add customers and suppliers to its future exchange in order to increase liquidity and volume. Since AICI will not charge membership fees or minimum usage charges, AICI believes members from other exchanges will move to its exchange. AICI is focusing its sales and marketing efforts on incumbent national carriers, regional Bell operating companies and competitive communications services providers in deregulated markets in Western Europe, Asia and Latin America. In addition, AICI is focusing its sales efforts on communications services providers that AICI believes are best positioned to add market share as minutes shift to wireless and VoIP, including European and Asian wireless communications services providers, cable companies and VoIP service providers. As membership increases, AICI expects its exchange to attract even more buyers and sellers, which will further increase liquidity.

      o Expand AICI's global presence. Since AICI's exchange will be easy to access from around the world, AICI believes it can expand quickly in high-growth markets.

      o Develop, market and expand complementary services. AICI plans to develop, market and expand services that are complementary to its existing offerings, including telephone numbers linked to its exchange giving credit for incoming calls, constant analysis of the market and summary reports of chosen destinations via email.

      o Leverage AICI's trading platform, intellectual property for other digital goods. AICI believes it can leverage its future web-based trading systems, intellectual property portfolio and operations support systems to allow for the exchange, routing and settlement of other digital goods and offer additional services.

Products and Services

Overview of Products and Services

      AICI offers or plans to offer the following voice, enhanced services and information products and services:

                         Product/Service              Features
                         --------------------------   ------------------------------------------------------------------------------
                         IPEXprice                    Spot marketplace where buy and sell orders can be matched in real time
Voice                    IPEXquality                  Spot marketplace where buyers are matched with highest quality sellers
                         IPEXconnect                  Spot marketplace where buyers are matched with the best routes of sellers based on the history of the route, capacity and quality

Media                    IPEXcompact                  Using special loss less codec to reduce the size of digital content
                         IPEXenhance                  Optimizing light distribution within digital content to optimize visual recognition of the RGB receptors in the human eye (visual coding)

                         IPEXrateCheck                Companies can use our web based price and quality information software to inform themselves about the current market condition for price, capacity and
Enhanced Services                                     quality.
                         Caller Line Identification   Call screening service that allows members to trade calls without Caller ID,
                         Screening                    at lower price points

                         IPEXone                      Database to store IP addresses and related telephone numbers.
Information: IPEXworld   IPEXcode                     Standard market reference tool for international calling code breakouts
                         IPEXrate                     Standard industry reference tool for voice calls pricing and quality
                         IPEXroute                    Standard industry reference tool for historic information about route with detailed information about price, quality, duration, payment terms, rating of company disputes, availability and all other related information which could be importantto a buyer to determine a special route.

 IPEX voice

      IPEX   voice  is  will  be  AICI's   voice   trading   marketplace   where
communications services providers trade, route and clear voice traffic. Members will be able to trade voice traffic in three unique ways:


      IPEXprice. IPEXPrice will be AICI's most dynamic service, dynamically updating a seller's quality profile in real time. IPEXPrice will allow buyers and sellers to take full advantage of changes in quality and prices of voice traffic on AICI's exchange.


      IPEXQuality. IPEXQuality will allow quality sensitive buyers to trade only with the highest quality sellers. By requiring that the seller's quality remain constant over a specified period, IPEXQuality will offer a stable supply to buyers. AICI's IPEXQuality +7 service will allow buyers and sellers who use IPEXQuality to trade at a seven-day fixed price. This will support AICI's buyers who are looking to contract for a stable route for their premium calls.


      IPEXconnect. IPEXConnect will allow buyers who want to ensure every phone call routed to AICI's exchange is successfully completed by electing to have any phone call that is not initially terminated through IPEXPrice or IPEXQuality to be routed to one of AICI's highest quality sellers who have demonstrated a high call completion rate.

Caller Line Identification Screening

      Caller Line Identification, or CLI, commonly referred to as caller ID, makes it easier for wireless phone users to initiate follow-up outgoing wireless calls which in turn increases overall wireless usage. As a result, global wireless communications services providers are requesting that all calls sent to their wireless users include CLI. Not all communications services providers that sell wireless terminations, however, can guarantee that the CLI will be successfully sent with each initiated wireless call. Wireless phone calls that include CLI trade at a higher price than those without CLI. AICI's exchange will identify whether a wireless call contains CLI and will support the trading of both CLI and non-CLI calls..


Information Service IPEXworld

      IPEXone. IPEXone will be AICI's extensive database of IP addresses and related telephone numbers to connect the customers from different VoIP service providers, carriers, enterprises, VPN's, cable companies, wireless providers.

      IPEXcode. IPEXcode is AICI's extensive database of calling code information, providing over 10,000 country, city and mobile codes in approximately 1,000 markets worldwide. IPEXcode allows customers and suppliers to reduce costs associated with managing rapidly changing calling codes. IPEXcode is a free service, and can be downloaded at any time.


      IPEXrate. IPEXrate will detail the actual, average, high and low prices traded on AICI's exchange for the previous day for the most active destinations traded on voice on the exchange, allowing buyers to avoid overpayment for termination fees and sellers to determine the actual market value of their quality-differentiated routes. AxcessRate will be sold as a subscription service, and will be emailed to subscribers daily.

      IPEXroute. IPEXroute will detail the actual and historical, high and low prices traded on a specific route for a period of choice to give background information of a route such as price, quality, average call duration, capacity, volatility.

Members

      AICI's members will consist primarily of communications services providers seeking to buy or sell communications capacity and include national, multinational and regional telecommunications carriers, wireless carriers, resellers and VoIP service providers. As of December 31, 2004, AICI had approximately 100 customers and suppliers on the current platform that it will seek to convert to members on the new exchange.


Sales and Marketing

      AICI markets and sells its products and services through word of mouth, media coverage, VoIP conventions, referrals, and direct sales force. AICI seeks to expand the utilization of its future exchange by current customers and suppliers through offering access to IPEXworld through brokers who will be dedicated to specific customer accounts. AICI's sales team has extensive sales experience with a broad range of communications and technology companies. AICI's sales process frequently involves a trial process, where members trade a small volume of traffic prior to trading larger volumes through AICI's centralized platform. Within AICI's larger customers and suppliers, sales efforts are directed at multiple decision makers, frequently including senior corporate executives, chief information officers and vice presidents of procurement. AICI targets its voice services sales efforts at the telecommunications industry, and, in particular, the market for international wireline, wireless and VoIP minutes.


      AICI's marketing efforts are designed to drive awareness of its current platform, future exchange and its service offerings. AICI's marketing activities focus on trade shows. In the future they will include seminar programs, web-site programs, public relations events and direct mailings. AICI will also engage in an on-going effort to maintain relationships with key communications industry analysts.


Technology

      AICI's technology will consist of an easy-to-use, web-based interface through which members will place buy and sell orders and an automated, scalable, proprietary and integrated trading platform to match, route and clearing trades. The software platform used to provide for the delivery of traded capacity will be proprietary to AICI. AICI will integrate state-of-the-art database, financial, and customer-care software, server hardware and communications switches and VoIP gateways built and acquired from innovative leading manufacturers with its proprietary trading platform. AICI's technology will consist of the following:


Customer interface

      Members will access AICI's exchange through an easy-to-use, email service and web-based interface that allows them to inform them about quality and price parameters. Each member will have its own dedicated, customizable trading platform that includes individualized traffic reports and online invoice access. AICI's applications will be run on state-of-the-art servers.


Automated trading and delivery platform

      AICI's system will match buy and sell orders on the VoIP exchange based on email and execute them after security check in real time. The software will interact with the routing table that prioritizes a dynamic process to route traffic based on the parameters entered into our web-based interface. These individual changes will be automatically integrated into the session controllers. When a buyer sends a voice call based on VoIP to the exchange, AICI's systems will have automatically determined which seller best meets the buyer's quality and price requirements and routes the traffic to the appropriate seller. If the seller cannot terminate the voice call, AICI's systems will automatically forward that traffic to the next seller that meets the buyer's quality and price requirements. If no seller is able to accept the buyer's traffic, AICI's systems will automatically return the traffic to the buyer.

      AICI's system will automatically measure the seller's route quality based on traffic the seller has received through the exchange. When the exchange will match the buyer and seller, AICI's systems will automatically update the seller's route quality rating next to other information which is important to determine this route for future usage. If the quality has declined below the buyer's requirements, the seller will be unmatched from that buyer. Routing software will automatically direct a buyer's traffic to the seller with the highest quality or lowest priced minutes within the parameters selected by the buyer for the designated route, including the history and performance of customers and routes..

      AICI's system will automatically generate reports that summarize the total activity on the exchange and the buy and sell activity for specific members. These reports will be useful to members in determining the parameters within which they buy and sell minutes.

Leading session controllers

      The members will not need to connect physically their networks to AICI's packet-based data switches and VoIP session controllers. This cost effective way of interconnection enables AICI to route all traffic based on VoIP.

Standardized and centralized billing system

      AICI will use a proprietary operating support system to manage billing and settlement functions. Switches will generate traffic records that are automatically sent to proprietary rating software that adds the economic parameters of each minute to the call detail record. The call detail record will then be automatically sent to AICI's billing system which generates invoices that are posted on AICI's website and notification is automatically sent to members.

Credit Protection and Credit Risk Management

      AICI will manage invoicing, credit risk and clearing of all traffic traded on its exchange. AICI assumes the credit risk associated with all traffic traded on the exchange. AICI will employ a credit risk management program to protect against non-payment or default from buyers. This integrated credit risk management program will consist of the following systems:

      o Netting. AICI nets members' buying and selling activity. This allows AICI to extend credit to members up to the amount they have sold in a given period. The netting also helps reduce working capital requirements for members and for AICI.

      o Self underwriting. Members can self-finance a credit line with AICI by prepaying, posting a cash deposit, entering into a letter of credit or placing money in escrow.

      o Internal credit. AICI occasionally issues internal credit lines to members based on a review of the member's financial statements and payment history.

      o Frequent settlement. The frequent clearing of trading balances, together with the ability to net buy and sell transactions, allows members to trade large dollar volumes while minimizing the outstanding balance that needs to be underwritten by additional sources of credit.

Intellectual Property

      AICI's success depends in part on its proprietary rights and technology. AICI will rely on a combination of patent, copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights.

      AICI has been licensed one domestic and international patent, and has several patent applications that are in the filing process. These patents relate to trade international VoIP traffic and determine the best price and quality for routing and pricing VoIP calls.

      The patent positions of companies like AICI are generally uncertain and involve complex legal and factual questions. The ability to maintain and solidify proprietary position for AICI's technology depends on its success in obtaining effective claims and enforcing those claims once granted. AICI does not know whether any of its patent applications will result in the issuance of any patents. Moreover, any issued patent does not guarantee the right to practice the patented technology or commercialize the patented product or service. Third parties may have existing patents that could be used to prevent AICI from commercializing its patented products or services and implementing its patented technology. AICI's licensed patent and those that may be issued in the future may be challenged, invalidated or circumvented, which could limit AICI's ability to prevent competitors from marketing related products or the length of the term of patent protection that AICI may have for its products. In addition, the rights granted under any issued patents may not provide AICI with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, competitors may independently develop similar technologies. For these reasons, AICI may experience substantial competition for its exchange.

      AICI relies, in some circumstances, on trade secrets to protect its technology. However, trade secrets are difficult to protect. AICI seeks to protect its technology, in part, by confidentiality agreements with corporate partners, employees, consultants, advisors and others. These agreements may be breached and AICI may not have adequate remedies for such a breach. In addition, AICI's trade secrets may otherwise become known or be independently discovered by competitors. To the extent AICI's corporate partners, employees, consultants, advisors and others use intellectual property owned by others in their work for AICI, disputes may arise as to the rights in related or resulting know-how and inventions.

Competition

      AICI believes that it currently does not have any direct competitors that offer communications services providers the ability to inform, collect, detect, convert, trade, route, enhance and clear capacity based on quality and price in a liquid marketplace at rates that are similar to those offered by AICI based on VoIP. Although there are companies trading and exchanging with physical connection of the Public Switched Telecom Network (PSTN) which requires cost intensive equipment and management. One of these companies is Arbinet, which provides similar functionality to communications services providers. Many other companies in the same space have been merged or ceased related operations, including Ratexchange Corporation, AIG Telecom, the GTX and Asia Capacity
Exchange, or have become resellers of voice calls and/or Internet capacity, including Tradingcom Europe, ITCC and European Telco Exchange AG.

      AICI believes that Arbinet-thexchange is the only existing company that indirectly competes with AICI's proposed product offering. AICI believes its cost efficiency is superior to Arbinet-thexchange, which positions AICI to be a better cost and price leader.

      Although AICI believes the network effect of its exchange and its intellectual property are significant barriers to entry into this business, new competitors may be able to create centralized trading solutions that replicate AICI's business model. AICI believes that it will be difficult for other companies to build a customer base of more than 100 carriers in a short time and compete with its proprietary system.

      AICI's voice and media businesses both compete with existing and established legacy processes through which communications services providers buy, sell, route and clear their communications traffic. These processes include, but are not limited to, existing interconnection agreements with other communications services providers and incumbent relationships. Many of these companies have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than AICI and may have the ability to better attract and retain the same customers that AICI targets as members. Once communications services providers have established these business relationships, it could be extremely difficult to convince them to utilize AICI's exchange or replace or limit their existing business practices. If suppliers of communications capacity fear or determine that the price disclosure and spot market limit order mechanisms provided by AICI's exchange will "cannibalize" the greater profit-generating potential of their existing businesses, they may choose to withdraw from the exchange. If participants withdraw from AICI's exchange in significant numbers, it could cause the exchange to fail and materially harm AICI's business prospects, financial condition and results of operations.

      New technologies and the expansion of existing technologies may also increase competitive pressures on AICI. AICI cannot be certain that it will be able to compete successfully against current processes and future competitors, and competitive pressures faced by AICI could materially adversely affect it business.

Government Regulation

      The FCC has jurisdiction over interstate and international communications. The FCC's rules, regulations and policies impose obligations on carriers providing facilities-based and/or resale telecommunications services.

      AICI believes its Internet-based exchange is not subject to regulation by the FCC. AICI does not establish rates for its exchange users and does not present the exchange as a common carrier to the public. AICI acts as a facilitator for telecommunications service providers that desire to exchange voice calls. However, absent a ruling from the FCC, there can be no assurance that AICI's operations are exempt from FCC regulation.

Employees

      As of February 4, 2005 AICI had eight employees. AICI has not experienced any work stoppages and AICI considers relations with its employees to be good.

Description of Property

      AICI leases its main office which is located at 12520 High Bluff Drive, Suite 260, San Diego, CA 92130. The lease is a month to month lease for $1,600 per month. AICI is not dependent on a specific location since it does not operate physical switches. If AICI needs to interconnect physically with other carriers into the PSTN world, AICI uses the following switches:

      Los Angeles Switches - 650 South Grand Avenue, Suite 1201, Los Angeles, CA 90017

      Miami Switch - South Biscayne Blvd., Suite 100, Miami, FL 33131

      New York Switches - 60 Hudson Street, Suite 1107, New York, New York 10013

      There are no leases since AICI rents equipment only on a usage base and which is calculated based on per minute usage.

Legal Proceedings

      AICI is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of AICI's business.

RISK FACTORS

AICI'S Commercial Success Will Depend in Part on AICI's Ability, and the Ability of its Licensors, to Obtain and Maintain Patent Protection.

      AICI has entered into certain agreements with, and licensed certain technologies from its Chief Executive Officer, Wolfgang Grabher. The success of AICI will depend in part on its ability and the ability of its licensors to maintain and/or obtain and enforce patent protection for its technologies and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. AICI has obtained rights to certain United States patent applications and patents, and foreign counterparts thereof, and may, in the future, seek rights from third parties to other patent applications or patented technology. There can be no assurance that patents will issue from the patent applications filed by AICI or its licensors or that the scope of any claims granted in any patent will provide proprietary protection or a competitive advantage to AICI.

      AICI cannot be certain that its licensors were the first inventors of inventions covered by its licensed patent applications or patents or that they were the first to file. Accordingly, there can be no assurance that patents licensed to AICI will be valid or will afford AICI protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying AICI's proposed products may have a material adverse effect on AICI's competitive position and business prospects. No assurance can be given that any issued patents will provide competitive advantages for the proposed products or will not be successfully challenged or circumvented by competitors, or that the patents of others will not be infringed by AICI's proposed products and services and, thus, have an adverse effect on the ability of AICI to do business.

      It is also possible that AICI's patented technologies may infringe on patents or other rights owned by others. AICI may have to alter its products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to AICI. There can be no assurance that a license will be available to AICI, if at all, upon terms and conditions acceptable to AICI or that AICI will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that AICI will have sufficient resources to pursue such litigation. If AICI does not obtain a license under such patents, is found liable for infringement or is not able to have such patents declared invalid, AICI may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that AICI has identified United States and foreign patents that pose a risk of infringement.

      AICI also relies upon trade secrets and other unpatented proprietary technology. No assurance can be given that AICI can meaningfully protect its rights with regard to such unpatented proprietary technology or that competitors will not duplicate or independently develop substantially equivalent technology. AICI seeks to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with its employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of AICI's confidential information and may not provide AICI with an adequate remedy in the event of unauthorized disclosure of such information.

AICI May be Unable to Manage its Growth or Implement its Expansion Strategy, Which Would Adversely Afftect AICI's Financial Condition and Results of Operations.

      AICI may not be able to expand its product and service offerings, its client base and markets, or implement the other features of its business strategy at the rate or to the extent presently planned. AICI's expected growth will place a significant strain on AICI's administrative, operational and financial resources. If AICI is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, AICI's financial condition and results of operations could be materially and adversely affected.

The Success of AICI's Planned Expansion is Dependent Upon Market Developments and Traffic Patterns.

      AICI's purchase of network equipment and software will be based in part on its expectations concerning future revenue growth and market developments. As AICI expands its network, it will be required to make significant capital expenditures, including the purchase of additional network equipment and software, and to add additional employees. To a lesser extent AICI's fixed costs will also increase from the ownership and maintenance of a greater amount of network equipment including gateways, routers, satellite equipment, and other related systems. If AICI's traffic volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of its network, AICI's costs as a percentage of revenues would increase significantly which would have a material adverse effect on its financial condition and results of operations.

AICI May be Unable to Adapt to Rapid Technology Trends and Evolving Industry Standards, Which Could Be Detrimental to AICI's Business.

      The communications industry is subject to rapid and significant changes due to technology innovation, evolving industry standards, and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose AICI to risks of technical or product obsolescence. AICI will need to use technologies effectively, continue to develop its technical expertise and enhance its existing products and services in a timely manner to compete successfully in this industry. AICI may not be successful in using new technologies effectively, developing new products or enhancing existing products and services in a timely manner. If AICI is unable to adapt to rapid technology trends and evolving industry standards, its financial condition and results of operations will be materially adversely affected.

The Communications Services Industry is Highly Competitive and AICI may be Unable to Compete Effectively.

      The communications industry, including Internet and data services, is highly competitive, rapidly evolving, and subject to constant technological change and intense marketing by providers with similar products and services. AICI expects that new competitors are likely to join existing competitors in the communications industry, including the market for VoIP, Internet and data services. Many of AICI's current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than AICI has. In the event that such a competitor expends significant sales and marketing resources in one or several markets AICI may not be able to compete successfully in such markets. AICI believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect AICI's gross margins if AICI is not able to reduce costs commensurate with such price reductions. In addition, the pace of technological change makes it impossible for AICI to predict whether it will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by AICI. If AICI's competitors were to provide better and more cost effective services, AICI's business initiatives could be materially and adversely affected.

Industry Consolidation Could Make It More Difficult to Compete.

      Companies offering Internet, data and communications services are, in some circumstances, consolidating. AICI may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, sales and marketing resources, larger client bases, extended networks and infrastructures and more established relationships with vendors, distributors and partners than AICI has. With these heightened competitive pressures, there is a risk that AICI's financial performance could be adversely impacted and the value of AICI's common stock could decline.

The Success of AICI's Business Depends on the Acceptance of the Internet in Emerging Markets That May be Slowed by Limited Bandwidth, High Bandwidth Costs, and Other Technical Obstacles.

      The ratio of telephone lines per population, or teledensity, in most emerging countries is low when compared to developed countries. Bandwidth, the measurement of the volume of data capable of being transported in a communications system in a given amount of time, remains very expensive in these regions, especially when compared to bandwidth costs in the United States. Prices for bandwidth capacity are generally set by the government or incumbent telephone companies and remain high due to capacity constraints among other things. While this trend tends to diminish as competitors roll out new bypass services, these rollouts may be slow to occur. Further, constraints in network architecture limit Internet connection speeds on conventional dial-up telephone lines, and are significantly less than the up to 1.5 megabits per second connection speed on direct satellite link or DSL lines and cable modems in the United States. These speed and cost constraints may severely limit the quality and desirability of using the Internet in emerging countries and can be an obstacle to us entering emerging markets. All of these factors may adversely affect AICI's business, financial condition and results of operations.

In Addition to New Regulations Being Adopted, Existing Laws May Be Applied to the Internet.

      New and existing laws may cover issues that include: sales and other taxes; user privacy; pricing controls; characteristics and quality of products and services; consumer protection; cross-border commerce; copyright, trademark and patent infringement; and other claims based on the nature and content of Internet materials. This could delay growth in demand for AICI's products and services and limit the growth of revenue, which may have a material adverse effect on AICI's business, financial condition and results of operations.

AICI is Dependent Upon Key Personnel and Consultants.

      AICI's success is heavily dependent on the continued active participation of its current executive officers, including, Wolfgang Grabher, Carl Perkins and Russell Ingeldew. Loss of the services of one or more of these officers could have a material adverse effect upon AICI's business, financial condition or results of operations. None of these individuals currently have any plans to retire or leave the Company in the near future. AICI has employment agreements with Messrs. Grabher, Perkins and Ingeldew. Neither the Company nor AICI maintains any key life insurance policies for any of our executive officers or other personnel. The loss of any of the Company's senior management could significantly impact AICI's business until adequate replacements can be identified and put in place. In addition, AICI's success and achievement of its growth plans depend on its ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the communications industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of AICI's activities, could have a materially adverse effect on AICI. The inability of AICI to attract and retain the necessary technical and managerial personnel and consultants and advisors could have a material adverse effect on AICI's business, financial condition or results of operations.

MANAGEMENT

Executive Officers and Directors

      Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of AICI. On March 16, 2005, in connection with the Company's acquisition of AICI, Mr. Robert Reukl resigned from the positions of President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary and Treasurer, and Mr. Paul Reynolds resigned as a director. Also, on March 16, 2005, the Board of Directors appointed Messrs. Wolfgang Grabher, Russell Ingeldew and Carl Perkins as executive officers, and Mr. Grabher was appointed as a director to fill the vacancy created by Mr. Reynolds' resignation. The Company plans to appoint the below director nominees to its Board of Directors approximately ten days after the date the Company transmits to all holders of record of the Company's common stock information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

---------------------------------------------------
Name               Age   Position
---------------------------------------------------
Wolfgang Grabher   35    President, Chief Executive
                         Officer and Director
---------------------------------------------------
Robert Reukl       46    Director
---------------------------------------------------
Russell Ingeldew   53    Chief Financial Officer
---------------------------------------------------
Carl Perkins       50    Chief Operating Officer
---------------------------------------------------
Edward Sullivan    49    Director Nominee
---------------------------------------------------
Jerry Beckwith     56    Director Nominee
---------------------------------------------------
David Overskei     56    Director Nominee
---------------------------------------------------


      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of the Company's directors, director nominees and executive officers also serve in various capacities with the Company's subsidiaries. There are no family relationships among any of the Company's directors, director nominees and executive officers.

Background of Executive Officers and Directors

      Wolfgang Grabher. From 1994 until 1998, Mr. Grabher was founder, owner and CEO/President of Euro Real Cash (EuReCa) Holding, which was the sole owner of three companies which operated a clearing house for processing credit card transactions combined with a bonus program based on an exclusive Joint Venture contract with IBM and Deutsche Telekom. He grew the company from start up to over 250.000 customers in less then three years before he sold part of the Holding in 1998 and retired from the CEO position to invent in 1998 a key patent for VoIP to change the way telecommunication connections can be priced dynamically with the guaranteed best price on calls connected to VoIP. Since 2002, Mr. Grabher has served as President, CEO and Chairman of Administrtion for International Credit & Investment, Inc.

      Robert Reukl. Mr. Reukl has been an officer and/or director of the Company since June 27, 2002. In addition, Mr. Reukl has been employed as a geologist for almost 20 years. Since 1994, Mr. Reukl has worked as a mine geologist and engineering technician at the Williams Mine, one of Canada's largest gold producers. Mr. Reukl has also been the principal of R.J. Reukl Geological Services, a proprietorship involved in the provision of geological consulting services, as well as the acquisition and sale of mineral properties since 1995. Prior to 1994, Mr. Reukl worked for a variety of major mining companies and consultants including Placer Dome Canada, Noranda and A.C.A. Howe International Ltd. Mr. Reukl is a graduate of Lakehead University in Thunder Bay, Ontario, where he received a Bachelor of Science degree.

      Russell Ingeldew. Mr. Ingeldew is currently a CPA and operates an accounting firm in La Jolla, California for business accounting services, audits of companies and tax accounting. Prior to that, Mr. Ingeldew was CFO of Cal-Star wholesale distribution. He has approximately twenty years of experience in tax planning and preparing tax returns for individuals, business entities, nonprofits, fiduciaries and executors.

      Carl Perkins. Over the past 20 years, Mr. Perkins has founded startup companies in artificial intelligence, semiconductors, computer peripherals and Internet software. Among these companies, Mr. Perkins co-founded Digital Media Works, a video ad company that became public in 2002. In the early 1990's Mr. Perkins founded New Media, one of the world's first PC Card companies. Mr. Perkins co-founded the world's first fuzzy logic company and went on to develop the world's first fuzzy logic chip which received a Product of the Year award in 1990. Mr. Perkins began his career as a chip designer for Rockwell International's Semiconductor Division where his development group achieved many first to market products, including the echo canceller chip for the first V.34 modem, which received a Product of the Year award in 1988.

      Edward Sullivan, Director Nominee. In January 2004, Mr. Sullivan began service to the Board of AICI and consulted on the merger of Jupiter Telecom with AICI. In February of 2003, Mr. Sullivan participated in the acquisition of All Optical Networks by Interphotonics Inc., an optical communication company, and currently serves as President of Interphotonics Inc. In February 2001, Mr. Sullivan served as a founder and President of DotOn.net, an optical tracking company. In September 2000, Mr. Sullivan participated as a principal in the merger of CyberDyne Computer Corporation with All Optical Networks. Mr. Sullifan served as a division leader with All Optical Networks through the transition period.

      Jerry Beckwith, Director Nominee. Mr. Beckwith serves as Chief Operating Officer of Savi, and is responsible for ensuring that the company's operations support profitable growth while optimizing the company's value and customer service. In this role at Savi, Mr. Beckwith oversees all operational units including Global Services and Manufacturing teams, Network Solutions and
Services, Marketing, and IT. From 1994 to 1998, Mr. Beckwith held various executive management positions at QUALCOMM, most recently as President of the company's Wireless Systems Division. While at QUALCOMM, Mr. Beckwith was responsible for all QUALCOMM commercial product developments, including Code Division Multiple Access (CDMA), OmniTRACS, and VSAT products. As President of the Wireless Systems Division, Mr. Beckwith headed up the division that managed Government, ASICS, Digital Cinema, VSAT, and Globalstar business, including all of the Infrastructure and Globalstar business units, and was responsible for sales, marketing, production and development of CDMA base stations and cell sites for domestic and international markets

      David Overskei, Director Nominee. Mr. Overskei is founder and President of Decision Factors, Inc., which specializes in homeland security solutions. From 2001 to 2003, Dr. Overskei served as the President and CEO of Polexis Inc., a developer of advanced situational awareness/analysis software solutions for command and control applications in the Department of Defense & Homeland Security. Prior to that, Dr. Overskei served as Senior Vice President for Ventures and Investments for General Atomics, where he started two business units and lead corporate acquisitions. From 1997 to 1999, Dr. Overskei served as the Senior Vice President of Science and Application International Corporation
(SAIC) Wireless Technologies and Systems Division.

Employment Agreements

      On January 1, 2005, AICI entered into an agreement with Wolfgang Grabher to employ Mr. Grabher as the AICI's Chief Executive Officer. Mr. Grabher's employment is on an "at will" basis, under which the terms of his employment will continue unless terminated by either Mr. Grabher or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Grabher the equivalent of three days of salary in lieu of the three-day notice requirement. Mr. Grabher's gross salary under the agreement is set at an annual rate of $150,000; provided, however, that the salary is payable only upon AICI being profitable, pursuant to GAAP, for a period of three consecutive months and only if Mr. Grabher is an employee after such three-month profitable period. Until AICI is profitable as set forth in the agreement, Mr. Grabher agreed to be paid at the rate of $1.00 per year.

      On February 15, 2005, AICI entered into an agreement with Carl Perkins to employ Mr. Perkins as AICI's Chief Operating Officer for a 90-day probationary period. At the end of the probationary period, unless AICI notifies Mr. Perkins that his employment is terminated, he will be employed on a full-time basis. Under the agreement, Mr. Perkins is employed on an "at will" basis and the terms of his employment will continue unless terminated by either Mr. Perkins or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Perkins the equivalent of three days of salary in lieu of the three-day notice requirement. Mr. Perkins' gross salary under the agreement is set at an annual rate of $50,000.

      On February 15, 2005, AICI entered into an agreement with Russell Ingeldew to employ Mr. Ingeldew as AICI's Chief Financial Officer for a 90-day probationary period. At the end of the probationary period, unless AICI notifies Mr. Ingeldew that his employment is terminated, he will be employed on a full-time basis. Under the agreement, Mr. Ingeldew is employed on an "at will" basis and the terms of his employment will continue unless terminated by either Mr. Ingeldew or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Ingeldew the equivalent of three days of salary in lieu of the three-day notice requirement. AICI agreed to pay Mr. Ingeldew at a gross rate of $125. The maximum amount paid per day may not exceed eight hours.

      On February 25, 2004, AICI entered into an agreement with Joseph Putegnat, III to employ Mr. Putegnat as AICI's Senior Vice President for a two year period. In the first calendar month that AICI generates gross revenue of $1,500,000 or more, Mr. Putegnat's base salary under the agreement will begin at $60,000 per year and Mr. Putegnat will be entitled to an additional $10,000 per month to be paid in either cash or common stock at the sole option of AICI. Mr. Putegnat's base salary may be increased from time to time by AICI's Chief Executive Officer and Mr. Putegnat may be awarded bonus compensation in the discretion of the Board of Directors. During the term of the agreement, AICI also agreed to reimburse Mr. Putegnat for all reasonable and necessary expenses incurred in connection with his duties under the agreement. Mr. Putegnat's employment agreement may be terminated at any time for cause by AICI, which is defined as: (a) any conduct or action by Mr. Putegnat that would in law permit an employer without notice to terminate his employment, including any act that would subject AICI to liability under the California Fair Employment and Housing Act; (b) a material breach of Mr. Putegnat's fiduciary obligations to AICI; (c) a conviction of Mr. Putegnat of a criminal offense which contains an element of moral turpitude which is materially detrimental to AICI; (d) any default by Mr. Putegnat of his obligations under the employment agreement; (e) Mr. Putegnat's willful and continued failure to perform his duties or his habitual neglect of such duties under the agreement; or (d) commission of any material act of fraud, misrepresentation or other act of moral turpitude. The final determination of whether Mr. Putegnat's employment is terminated for cause under the agreement shall be determined by in good faith by AICI's Board of Directors. If Mr. Putegnat is terminated without cause at any time, Mr. Putegnat is entitled to receive a severance package including six months of continued salary payments, six months of continued health insurance benefits and the vesting of any stock grants that have been authorized. Mr. Putegnat may terminate the agreement at any time by providing 30 days advance written notice to AICI's Chief Executive Officer. The agreement also contains customary provisions for disability, death, confidentiality and non-competition.

      On February 15, 2005, AICI entered into an agreement with Duane Brinson to employ Mr. Brinson as AICI's Senior Engineer for a 90-day probationary period. At the end of the probationary period, unless AICI notifies Mr. Brinson that his employment is terminated, he will be employed on a full-time basis. Under the agreement, Mr. Brinson is employed on an "at will" basis and the terms of his employment will continue unless terminated by either Mr. Brinson or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Brinson the equivalent of three days of salary in lieu of the three-day notice requirement. Mr. Brinson's' gross salary under the agreement is set at an annual rate of $50,000.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation that AICI has paid or that has accrued on behalf of AICI's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                           Compensation
                                                                -----------------------------------
                                   Annual Compensation                   Awards             Payouts
                             --------------------------------   ------------------------   --------
                                                      Other                   Securities                 All
                                                     Annual     Restricted    Underlying     LTIP       Other
Name and                                             Compen-       Stock       Options/    Payouts     Compen-
Principal Position    Year   Salary($)   Bonus($)   sation($)   Award(s)($)    SARs(#)       ($)      sation($)
-------------------   ----   ---------   --------   ---------   -----------   ----------   --------   ---------
Wolfgang Grabher,     2004      -0-        -0-         -0-          -0-          -0-         -0-         -0-
  President, Chief    2003      -0-        -0-         -0-          -0-          -0-         -0-         -0-
  Executive Officer   2002      -0-        -0-         -0-          -0-          -0-         -0-         -0-
  and Director


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Wolfgang   Grabher  owns  Voice  over  IP  patent   rights  for  effecting
telecommunication connections for users. The technology is a method for effecting telecommunication connections for users in a telecommunication system having competing rates, wherein the most economical rate is selected for the user. The patent was filed on November 20, 1998 in Germany and was granted on January 31, 2002. The European patent number is EP1131949. An international patent application was filed on November 16, 1999 under the number WO0031954. A patent on the technology has also been filed in the following countries:
Australia, Brazil, Europe, Great Britain, Poland, China, Japan, Singapore, Turkey, Czech, Morocco, Canada. AICI is in the process of filing patents for the technology in other jurisdictions. On July 13, 2000 Wolfgang Grabher licensed the VoIP rights from his patents exclusively to AICI. On February 9, 2005, Mr. Grabher waived all rights of royalties from the patent license agreement.

      On February 25, 2004 AICI merged with Jupiter Telecom, Inc., a telecommunications firm. Joseph Lyle Putegnat III, AICI's Vice President of Carrier Sales, was a co-founder and the sole shareholder of Jupiter Telecom, Inc. Pursuant to the merger, Mr. Putegnat received 1,286,809 shares of common stock of AICI. These shares were subject to certain anti-dilution protections, which were subsequently waived by Mr. Putegnat.

      On February 20, 2004, AICI issued 218,757 shares of common stock to Edward Sullivan, a current member of AICI's Board of Directors. These shares were subject to certain anti-dilution protections, which were subsequently waived by Mr. Sullivan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 21, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                              Common Stock   Percentage
                              Beneficially   of Common
Name of Beneficial Owner(1)    Owned (2)     Stock (2)
---------------------------   ------------   ----------

Wolfgang Grabher                18,855,900         66.9%
Robert Reukl                             0            *
Edward Sullivan                    218,757            *
Jerry Beckwith                           0            *
David Overskei                           0            *
---------------------------   ------------   ----------
All officers and directors      19,074,657         67.7%
as a group (5 persons)

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Tamarack Ventures, Inc., 12520 High Bluff Drive, Suite 260, San Diego, CA 92130.

(2)   Applicable  percentage  ownership is based on 28,195,566  shares of common stock outstanding as of March 21, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of March 21, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 21, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


                            DESCRIPTION OF SECURITIES

Dividends

      The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

      There are no restrictions in the Company's articles of incorporation or bylaws that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, do prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

      1. the Company would not be able to pay its debts as they become due in the usual course of business; or

      2. the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Capital Structure

      The Company's authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. As of March 21, 2005, there were 28,195,566 shares of the Company's common stock issued and outstanding that are held by approximately 125 stockholders of record.

      Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

      Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

      The Company's common stock is quoted on the Over-The-Counter Bulletin Board under the symbol TMKV.OB. However, to date, there have not been any purchase or sales of the Company's common stock through the Over-The-Counter Bulletin Board. As of March 21, 2005, the Company had approximately 125 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                        Number of securities
                                                                                       remaining available for
                                         Number of securities                           future issuance under
                                          to be issued upon       Weighted average       equity compensation
                                             exercise of         exercise price of        plans (excluding
                                         outstanding options,   outstanding options,   securities reflected in
Plan category                            warrants and rights    warrants and rights          column (a)
--------------------------------------   --------------------   --------------------   -----------------------
                                                 (a)                    (b)                      (c)
Equity compensation plans approved by
  security holders                               -0-                    -0-                      -0-

Equity compensation plans not approved           -0-                    -0-                      -0-
  by security holders

Total                                            -0-                    -0-                      -0-


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

      Pursuant to an Agreement and Plan of Merger dated March 17, 2005, the Company agreed to issue 21,875,566 shares of common stock to five accredited investors and nine non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an "offshore transaction" as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

      On March 18, 2005, the Company completed a private placement of an aggregate of 3,500,000 shares of common stock, 1,750,000 Series A Warrants and 1,750,000 Series B Warrants to 76 accredited investors for aggregate gross proceeds of $3,500,000. The common stock, Series A and Series B Warrants were sold as Units, with each Unit consisting of two shares of common stock, one Series A Warrant and one Series B Warrant, for a per Unit purchase price of $2.00. Each Series A Warrant entitles the holder to purchase one share of common stock at $1.50 per share, exercisable for a period of five years. The Series A Warrants are callable by the Company under certain circumstances as described in the subscription agreement in the event the common stock trades at or above $2.00 for ten consecutive trading days. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share, exercisable for a period of five years. The Series B Warrants are callable by the Company under certain circumstances as described in the subscription agreement in the event the common stock trades at or above $2.50 for ten consecutive trading days. The private placement was exempt from registration requirements pursuant to Regulation D under the Securities Act of 1933. Each of the investors represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

Item 4.01 Changes in Registrant's Certifying Accountant.

      In connection with the Company's acquisition of AICI, on March 17, 2005, the Board of Directors of the Company unanimously approved the dismissal of Manning Elliot as its independent registered public accountants. On March 18, 2005, the Company notified Manning Elliott that it was terminating Manning Elliot's services. On March 17, 2005, the Company determined to engage the firm of Peterson & Co. to serve as its independent registered public accountants for the fiscal year ending December 31, 2005.

      During the two fiscal years ended July 31, 2004 and 2003, and through March 18, 2005, (i) there were no disagreements between the Company and Manning Elliot on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Manning Elliot would have caused Manning Elliot to make reference to the matter in its reports on the Company's financial statements, and (ii) Manning Elliot's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended July 31, 2004 and 2003 and through March 18, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

      During the two fiscal years ended July 31, 2004 and 2003 and through March 17, 2005, the Company has not consulted with Peterson & Co. regarding either:

      1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to Peterson & Co. nor oral advice was provided that Peterson & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

      2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

      On March 18, 2005, the Company provided Manning Elliot with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Manning Elliot furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements within 10 business days of the filing of this Form 8-K. Such letter is filed herewith as Exhibit 16.1.

Item 5.01 Changes in Control of Registrant.

      See Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      In connection with the acquisition of AICI, the Company has changed its fiscal year from July 31 to December 31.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

      Report of Independent Registered Public Accounting Firm

      Administration for International Credit & Investment, Inc. Balance Sheet as of December 31, 2004

      Administration for International Credit & Investment, Inc. Statement of Operations For The Year Ended December 31, 2004

      Administration for International Credit & Investment, Inc. Statement of Stockholders' Equity For The Year Ended December 31, 2004

      Administration for International Credit & Investment, Inc. Statement of Cash Flows For The Year Ended December 31, 2004

      Administration for International Credit & Investment, Inc. Notes to Financial Statements

(b) Pro forma financial information.

      Not applicable.

(c) Exhibits

Exhibit
Number                                    Description
--------------------------------------------------------------------------------
2.1 Agreement and Plan of Merger made as of March 17, 2005 among Tamarack Ventures, Inc., AICI, Inc., Administration for International Credit & Investment, Inc. and the shareholders of Administration for International Credit & Investment, Inc.
               (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

4.1 Form of Subscription Agreement (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

4.2 Form of Class A Warrant (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22,
               2005)

4.3 Form of Class B Warrant (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22,
               2005)

10.1           Employment  Agreement of Wolfgang Grabher,  dated January 1, 2005
               (Incorporated   by  reference   to  Form  8-K,   filed  with  the
               Securities and Exchange Commission on March 22, 2005)

10.2           Employment  Agreement of Carl  Perkins,  dated  February 15, 2005
               (Incorporated   by  reference   to  Form  8-K,   filed  with  the
               Securities and Exchange Commission on March 22, 2005)

10.3 Employment Agreement of Russell Ingeldew, dated February 15, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

10.4 Exclusive Patent License Agreement dated July 13, 2000 by and between Wolfgang Grabher and Administration for International Credit & Investment, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

10.5 Amendment No. 1 to Exclusive Patent License Agreement (Waiver) dated February 9, 2005 from Wolfgang Grabher to Administration for International Credit & Investment, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

10.6 Sublease of Jupiter Telecom, Inc., predecessor in interest to Administration for International Credit & Investment, Inc.
               (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

10.7           Employment   Agreement  of  Joseph  Lyle  Putegnat,   III,  dated
               February 25, 2004

10.8           Employment Agreement of Duane Brinson, dated February 15, 2005

16.1 Letter from Manning Elliot dated March 18, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 22, 2005)

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IPEX, Inc.

Dated: December 19, 2005                  By: /s/ Gerald Beckwith
                                             --------------------------------
                                          Name:  Gerald Beckwith
                                          Title: Chief Executive Officer

                        ADMINISTRATION FOR INTERNATIONAL
                            CREDIT & INVESTMENT, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM______________________F-1

BALANCE SHEET________________________________________________________________F-2

STATEMENT OF OPERATIONS _____________________________________________________F-3

STATEMENT OF STOCKHOLDERS' EQUITY____________________________________________F-4

STATEMENT OF CASH FLOWS______________________________________________________F-5

NOTES TO FINANCIAL STATEMENTS_________________________________________F-6 - F-13

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Administration for International
Credit & Investment, Inc.

We have audited the accompanying balance sheet of Administration for International Credit & Investment, Inc. as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Administration for International Credit & Investment, Inc. as of December 31, 2004, the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Peterson & Co., LLP
Peterson & Co., LLP

April 20, 2005, except for Note 8, as to which the date is May 16, 2005 San Diego, California

          Administration for International Credit and Investment, Inc.
                         Balance Sheet December 31, 2004

                                     Assets

Current Assets

Cash                                                               $       759
     Accounts receivable , less allowance for
       doubtful accounts of $26,381                                    181,519
                                                                   -----------
 Total current assets                                                  182,278

 Property and equipment, net                                            20,483

 Goodwill                                                            1,522,130
                                                                   -----------

 Total assets                                                      $ 1,724,891
                                                                   ===========

                      Liabilities and Stockholders' Equity

 Current liabilities
   Accounts payable                                                $   562,599
   Accrued expenses and other current liabilities                        5,333
                                                                   -----------
     Total current liabilities                                         567,932

 Stockholders' equity
   Preferred stock, .01 par value, 12,500,000 shares authorized,
     no shares issued and outstanding                                       --
   Common stock, par value .001, 12,500,000 shares authorized,
     5,208,468 issued and outstanding                                    5,208
   Additional paid in capital                                        2,050,371
   Receivable from sale of stock                                      (500,000)
   Retained earnings (deficit)                                        (398,620)
                                                                   -----------
     Total stockholders' equity                                      1,156,959
                                                                   -----------

Total liabilities and stockholders' equity                         $ 1,724,891
                                                                   ===========

See accompanying notes to financial statements

          Administration for International Credit and Investment, Inc. Statement of Operations For the Year Ended December 31, 2004

Trading revenues                                $ 6,716,114

Cost of trading revenues
    Supplier costs                                6,654,154
    Switch costs                                     31,009
                                                -----------
Total cost of trading revenues                    6,685,163
                                                -----------

Gross profit                                         30,951

Selling, general and administrative expenses        428,863
                                                -----------

Loss from operations                               (397,912)

Other income                                             92
                                                -----------

Loss before provision for income taxes             (397,820)

Income tax expense                                      800
                                                -----------

Net loss                                        $  (398,620)
                                                ===========

Net loss per common share - basic and diluted   $     (0.09)
                                                ===========

Weighted average number of common shares
  outstanding - basic and diluted                 4,487,006
                                                ===========

See accompanying notes to financial statements

          Administration for International Credit and Investment, Inc. Statement of Stockholders' Equity For the Year Ended December 31, 2004

                                               Common Stock             Additional                    Retained       Total
                                          ------------------------       paid-in         Note         Earnings   Stockholders'
                                            Shares        Amount         capital       receivable     (deficit)     Equity
                                          -----------------------------------------------------------------------------------
Balance at January 1, 2004                       --    $        --    $        --    $        --    $        --   $        --

Issuance of stock for services and
  payment of start up expenses            4,800,000          4,800         50,779                                      55,579
Issuance of common stock in connection
  with merger                               200,000            200        999,800                                   1,000,000
Issuance of stock in connection with
  anti-dilution provisions                    8,468              8             (8)            --
Issuance of shares in connection with
  credit line reduction                     100,000            100        499,900                                     500,000
Issuance of shares in private placement     100,000            100        499,900       (500,000)            --
Net Loss                                                                                               (398,620)     (398,620)
                                          ------------------------------------------------------------------------------------

Balance at December 31, 2004              5,208,468    $     5,208    $ 2,050,371    $  (500,000)   $  (398,620)  $ 1,156,959
                                          ====================================================================================

See accompanying notes to financial statements

          Administration for International Credit and Investment, Inc. Statement of Cash Flows For the Year Ended December 31, 2004

Cash flows from operating activities:

  Net loss                                                     $  (398,620)
  Adjustments to reconcile net loss to net cash provided
    by operating activities:
      Depreciation and amortization                                  5,771
      Non cash operating expenses                                   55,579
      Changes in operating assets and liabilities:
         Accounts receivable                                        52,093
         Unbilled receivables                                       80,096
         Accounts payable                                          309,890
         Other current assets                                        6,852
         Accrued liabilities                                        (1,191)
                                                               -----------

Net cash provided by operating activities                          110,470

Cash flows from investing activities:
   Purchases of property and equipment                              (2,691)
   Cash acquired in merger                                           8,255
                                                               -----------

   Net cash provided by investing activities                         5,564

Cash flows from financing activities:
   Borrowing on line of credit                                     397,512
   Payments on line of credit                                     (512,787)
                                                               -----------

   Net cash used in financing activities                          (115,275)
                                                               -----------

Net increase in cash                                                   759

Cash at beginning of year                                               --
                                                               -----------

Cash at end of year                                            $       759
                                                               ===========

Non - Cash Investing and Financing Activities:
Shares issued in connection with merger                        $ 1,000,000
Shares issued for services and payment of start up expenses    $    55,579
Shares issued in private placement                             $   500,000
Shares issued in connection with reduction of line of credit   $   500,000

See accompanying notes to financial statements

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND OPERATIONS

Business and Operations

The Administration for International Credit and Investment, Inc. ("AICI" or the "Company") was incorporated in the State of Oregon on November 23, 1999. From inception through February 24, 2004, AICI was classified as a development stage company as its efforts had been principally devoted to organizational activities, raising capital and identifying potential acquisition candidates. On February 25, 2004 the Company became an operating company through completion of a merger with Jupiter Telecom, Inc., a California corporation in the business of providing telecommunications services, in which, AICI was the surviving entity.

IPEX operates a fully automated, software-based, centralized Voice over Internet Protocol ("VoIP") routing platform that exchanges international telecommunication traffic. IPEX's exchange operates on a software-based switching platform which monitors and dynamically checks up to 256 different routes for one country code, optimizing margin and quality through real time traffic adjustments. The exchange delivers seamless access through an Internet Protocol (IP) connection which significantly reduces the time to connect to the exchange. IPEX offers its service to international telecom carriers and Internet Service Providers ("ISP's") and currently has contracts with 120 international carriers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents includes cash on deposit and highly liquid investments with original maturity dates of three months or less when purchased.

Accounts Receivable

The Company uses the allowance method for uncollectible accounts. The allowance is estimated based on historical experience and periodic review of the current status of accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $26,381 at December 31, 2004.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years.

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Goodwill

Goodwill represents the excess of costs over the estimated fair value of net assets of businesses acquired. Pursuant to the guidance of the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Other Intangible Assets," goodwill acquired in a business combination and determined to have an indefinite useful life is not amortized, but instead is tested for impairment periodically. In accordance with the provisions of Statement 142, goodwill is tested for impairment annually, and is tested more frequently if events and circumstances indicate that the asset might be impaired. Goodwill impairment testing is performed by applying a fair value approach, under which the implied fair value of goodwill is determined by allocating the fair value of the Company in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141, "Business Combinations." The residual fair value after this allocation is the implied fair value of the goodwill, and an impairment loss is recognized if the carrying amount exceeds the implied fair value of the goodwill.

Revenue Recognition

Trading revenues represent fees generated from minutes purchased through the Company's exchange platform or through the wholesale exchange of minutes outside of the Company's platform. Fees are determined by multiplying the rate per minute by the number of minutes utilized. Revenues are recognized in the period when minutes are delivered through the telecom exchange platform or when minutes are otherwise traded without further obligation to the Company. Unbilled receivables represent revenues earned based on minutes utilized that have not yet been billed.

Stock-Based Compensation

The Company intends to adopt the provisions of FASB Statement No. 123R, "Share-Based Payment," that requires corporations to account for awards of stock options or other equity instruments to employees using the fair value method. As of December 31, 2004 no options or other equity instruments had been granted to employees.

Concentrations of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and believes it is not exposed to any significant concentrations of credit risk with respect to its cash and cash equivalents. Concentrations of credit risk with respect to accounts receivable are limited because the Company's customer base is made up of a large number of geographically diverse customers, thus spreading the trade credit risk. The Company performs credit evaluations of its customers but generally does not require collateral to support accounts receivable.

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Fair Value of Financial Instruments

The Company's financial instruments at December 31, 2004 consist of cash and cash equivalents, accounts receivable, and accounts payable. As of December 31, 2004, the Company did not have any derivative financial instruments. The Company believes the reported carrying amounts of its cash and cash equivalents, accounts receivable and accounts payable approximate their fair value, based upon their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Service code to be taxed as an S corporation. The stockholders of S Corporations are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability has been included in the financial statements. The election is valid for California; however California law requires a minimum franchise tax of $800 which has been expensed during the year ended December 31, 2004 and is included as an accrued liability at December 31, 2004.

Earnings Per Share

Basic net earnings  (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

New Accounting Pronouncements

In December 2003, the FASB issued FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities an Interpretation of ARB No. 51" ("FIN 46R"). This Interpretation, which replaces FASB Interpretation No. 46 "Consolidation of Variable Interest Entities", clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. Application of FIN 46R is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application for small business issuers is required for periods ending after December 15, 2004. The adoption of FIN 46R is not expected to have a material impact on the Company's financial statements.

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

In December 2004, the FASB issued Statement No. 123R "Share-Based Payment", a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation." Statement 123R replaces Statement No. 123 and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Historically, in accordance with Statement 123 and Statement 148, "Accounting for Stock-Based Compensation--Transition and Disclosure," Companies were not required to recognize the value of employee stock options issued with an exercise price equal to or greater than the market price of the underlying stock on the date of grant as compensation expense in the financial statements . Instead, Companies were required only to disclose in the notes to the financial statements the fair value of any such options granted, and the pro forma effect on operating results if the fair value had been recorded. Through December 31, 2004 the Company had not issued any share based payments to its employees. The Company intends to adopt the provisions of Statement No. 123R with respect to any such awards granted in future periods.

NOTE 3 - MERGER WITH JUPITER TELECOM

On  February  25,  2004,  AICI  completed a merger with  Jupiter  Telecom,  Inc.
("Jupiter"), a California corporation and a privately held company in the business of providing telecommunications services. In accordance with provisions of FASB Statement No. 141, "Business Combinations," the merger has been accounted for using the purchase method and AICI was determined to be the acquiring entity. The results of operations of the Jupiter business are included in the financial statements for the year ended December 31, 2004 from the date of the merger.

The consideration paid in connection with the merger was 200,000 shares of the Company's common stock, valued at $5.00 per share, or $1,000,000. In addition, the Company assumed liabilities in excess of the value of the tangible assets acquired in the amount of $522,130.

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - MERGER WITH JUPITER TELECOM - CONTINUED

The following table presents the allocation of the total merger cost to the assets acquired and liabilities assumed, based on their respective fair values:

      Cash                          $     8,255
      Unbilled service revenue           80,096
      Accounts receivable               445,981
      Prepaid payroll taxes               6,852
      Property and equipment, net        23,563
                                    -----------

      Total assets acquired             564,747

      Accounts payable                 (252,709)
      Accrued wages                      (1,991)
      Credit line payable              (832,177)
                                    -----------

      Total liabilities assumed      (1,086,877)
                                    -----------

      Net liabilities assumed       $  (522,130)
                                    ===========


The excess of the total consideration paid over the fair values of assets acquired and liabilities assumed, $1,522,130, was allocated to goodwill.

The following (unaudited) condensed pro forma results of operations for the twelve months ended December 31, 2004 have been prepared as if the merger with Jupiter had occurred at January 1, 2004. Prior to the merger, AICI was a development stage company with no significant operations. As such, with the exception of approximately $56,000 of expenses related to organizational activities incurred by AICI prior to the completion of the merger, the pro forma results of operations reflect the operating results of Jupiter for the full twelve month period.

      Trading revenues                         $ 7,613,273
      Gross profit                             $   157,006
      Operating Expenses                       $   471,200
      Net loss (1)                             $  (319,436)
      Net loss per share - basic and diluted   $      (.07)


(1) The pro forma results of operations presented above exclude the effect of other income in the amount of approximately $538,000 included in Jupiter's results of operations in the pre-merger period related to the forgiveness of debt by the former owner of Jupiter.

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated as of January 1, 2004, nor is it intended to be a projection of future results.

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004:

      Office equipment                 $ 34,817
      Less: accumulated depreciation    (14,334)
                                       --------
      Office equipment, net            $ 20,483
                                       ========


Depreciation expense was $5,771 for the year ended December 31, 2004.

NOTE 5 - STOCKHOLDERS' EQUITY

Preferred Stock

The Company has authorized 12,500,000 shares of $.01 par value preferred stock. As of December 31, 2004 no preferred stock is issued or outstanding.

Common Stock

The Company has authorized 12,500,000 shares of $.001 par value common stock, of which 5,208,468 shares are issued and outstanding as of December 31, 2004 (see
Note 8).

In February, 2004 the Company issued 4,800,000 common stock shares for services and payment of start up expenses. Also, in February, 2004, the Company issued 200,000 shares of common stock in connection with acquisition of Jupiter Telecom, Inc. and 100,000 shares of common stock as partial payment of the line of credit balance assumed in the merger with Jupiter. In March, 2004, the Company issued 8,468 shares of common stock in connection with certain anti-dilution provisions.

Receivable from Sale of Stock

In March 2004, the Company sold 100,000 shares of common stock for a total purchase price of $500,000 to a private investor pursuant to a Common Stock Purchase Agreement ("Stock Purchase Agreement"). According to the Stock Purchase Agreement, the purchase price was scheduled to be paid in two installments of $200,000 and $300,000, respectively on March 19, 2004 and March 26, 2004. The agreed upon payments were not made on the scheduled dates, and by letter agreement in June 2004, the investor pledged certain real property as collateral on the balance owed. The Company expects the outstanding balance to be paid in full during the third quarter of 2005.

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS

In connection with the merger agreement between the Company and Jupiter, the Company assumed a liability of $832,177, which represented the outstanding balance on a line of credit agreement between Jupiter and its sole shareholder, who, through the merger, became a shareholder of the Company. Subsequent to the merger, the Company borrowed an additional $4,000 and repaid $8,043 pursuant to the line of credit agreement. In addition, the credit line balance owed to the former owner of Jupiter was reduced, subsequent to the merger, through the issuance of 100,000 shares of the Company's common stock valued at $5.00 per share, and by $212,369 as a result of payment of an outstanding customer receivable balance. As of December 31, 2004, the balance owed on the credit line was zero, and $4,533 of interest payable related to the line of credit was included on the balance sheet as an accrued liability.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office space pursuant to a sublease agreement that expires March 1, 2007. Future minimum rental payments under the sublease agreement are as follows (see Note 8):

      Year Ending
      December 31,
            2005    $   19,200
            2006        19,200
            2007         3,200
                    ----------
                    $   41,600
                    ==========


NOTE 8 - SUBSEQUENT EVENTS

Stock Split

On February 18, 2005, the Company's Board of Directors declared a 4.2 : 1 stock split of common stock. As a result of the stock split, a total of 16,667,098 additional shares of common stock were issued.

Reverse Merger

On March 17, 2005, AICI entered into an Agreement and Plan of Merger (the "Merger Agreement") with Tamarack Ventures, Inc. ("Tamarack"). Pursuant to the Merger Agreement, Tamarack acquired all of the outstanding equity stock of AICI from the AICI Shareholders. As consideration for the acquisition of AICI, Tamarack agreed to issue 21,875,566 shares of its common stock to the AICI Shareholders. In addition, certain shareholders of Tamarack cancelled an aggregate of 3,500,000 outstanding shares of Tamarack's common stock. Upon completion of the merger, AICI shareholders own approximately 88.6% of the outstanding shares of

          Administration for International Credit and Investment, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS - CONTINUED

Tamarack. For accounting purposes the transaction is considered to be a reverse merger where Tamarack is the surviving legal entity, and AICI is considered to be the accounting acquirer.

Following the effective date of the Merger Agreement, Tamarack changed its name to IPEX, Inc. and changed its fiscal year end from July 31 to December 31.

Private Placement

Subsequent to the merger with AICI, on March 18, 2005 Tamarack completed a private placement of an aggregate of 3,500,000 shares of common stock, 1,750,000 Series A Warrants and 1,750,000 Series B Warrants to accredited investors for aggregate gross proceeds of $3,500,000. The common stock, Series A and Series B Warrants were sold as Units, with each Unit consisting of two shares of common stock, one Series A Warrant and one Series B Warrant, for a per Unit purchase price of $2.00. Each Series A Warrant entitles the holder to purchase one share of common stock at $1.50 per share, exercisable for a period of five years. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share, exercisable for a period of five years.

Subsequent to the effectiveness of the registration statement covering shares underlying the warrants, the Series A and Series B Warrants are callable by the Company, under certain circumstances, if the Company's common stock trades at or above $2.00 and $2.50, respectively, for ten consecutive trading days.

Note Receivable

On March 28, 2005 the Company advanced $400,000 to the former owner of Jupiter, who is a shareholder of the Company ("borrower"), pursuant to a Promissory Note agreement. The Promissory Note was secured by a trust deed on the borrower's personal residence and by 420,000 shares of the Company's common stock owned by the borrower.

The loan was assumed by a Nevada corporation in consideration for $400,000 which was received by the Company on May 16, 2005.

Lease Agreement

Effective on April 1, 2005, the Company cancelled its prior sublease agreement and entered into a new lease for office facilities located at 9255 Towne Center Drive, Suite 235, San Diego, California 92121. The premises consist of 896 square feet of office space. The term of the lease is for one year beginning April 1, 2005 and ending March 31, 2006. Monthly base rent under the lease agreement is $2,374.